UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 1, 2004

PC MALL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-25790	95-4518700
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 West 190th Street, Suite 201

Torrance, California 90504

(Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant’s telephone number, including area code)

_________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 1, 2004, eCOST.com, Inc. (“eCOST”), a subsidiary and reporting segment of PC Mall, Inc. (“we” or “us”), completed its initial public offering of common stock. In connection with closing of eCOST’s initial public offering, we entered into the following agreements with eCOST (the “Inter-Company Agreements”):

•	Master Separation and Distribution Agreement

•	Tax Allocation and Indemnification Agreement

•	Employee Benefit Matters Agreement

•	Registration Rights Agreement

The following information summarizes the terms of the Inter-Company Agreements, is not necessarily complete and is qualified in its entirety by the full text of such agreements, which are filed as exhibits to this Report.

Master Separation and Distribution Agreement

The Master Separation and Distribution Agreement contains the key provisions relating to the separation of the eCOST business from our businesses, the general terms and conditions and corporate transactions required to effect the initial public offering of eCOST, which we refer to as the “offering,” the planned distribution of eCOST common stock to our stockholders, and the general intent of the parties as to how these matters will be undertaken and completed.

The Contribution. The Master Separation and Distribution Agreement describes generally the assets that we contributed and transferred to eCOST and the liabilities that eCOST assumed from us, which we refer to as the “contribution.” These assets include substantially all of the assets, properties and rights exclusively used or held for use exclusively in the operation of eCOST’s business. The liabilities include substantially all debts, liabilities, commitments and obligations of any nature, whether known, unknown, contingent or otherwise, to the extent arising out of or relating to eCOST’s business prior to, on or after the contribution date. The Master Separation and Distribution Agreement provides that we will cooperate with eCOST to effect any transfers or contributions of assets that are not completed by the contribution date as promptly following that date as is practicable. Until these transfers can be completed, we will act as a custodian and trustee on eCOST’s behalf with respect to those assets. In an effort to place us and eCOST, insofar as reasonably possible, in the same economic position as each of us would have been had the transfers occurred, the agreement provides that, to the extent possible, we will pass on to eCOST the benefits derived by us from those assets as if the transfers had occurred as contemplated, and eCOST, to the extent possible, will perform on our behalf any obligations we have with respect to those assets.

The Offering. The Master Separation and Distribution Agreement obligates the parties to use their reasonable efforts to satisfy the certain conditions prior to the consummation of the offering, including the effectiveness of the registration statement for the offering; compliance with applicable laws and the terms of the underwriting agreement; approval of eCOST’s common stock for listing on the Nasdaq National Market; and our ownership of at least 80% of eCOST’s outstanding capital stock following the offering.

The Distribution. The Master Separation and Distribution Agreement also governs the rights and obligations of us and eCOST regarding the offering and the proposed distribution by us to our stockholders of the shares of eCOST common stock held by us, which we refer to as the “distribution” or the “spin-off.” Although we have announced that we intend to complete the distribution approximately six months after eCOST’s initial public offering, there are various conditions to the completion of the distribution. Consequently, we cannot assure you as to when the distribution will occur, or whether it will occur at all.

Conditions to and timing of the Distribution. The Master Separation and Distribution Agreement provides that the distribution is subject to several conditions that must be satisfied, or waived by us in our sole discretion, including:

•	our receipt of an opinion from our tax counsel that the contribution and the distribution, taken together, will qualify as a reorganization pursuant to which no gain or loss will be recognized by us or our stockholders for U.S. federal income tax purposes under Sections 355, 368(a)(1)(D) and related provisions of the Internal Revenue Code;

•	the receipt of any material government approvals and consents necessary to consummate the distribution;

•	the absence of any event or development that, in the sole judgment of our board of directors, would result in the distribution having a material adverse effect on us or our stockholders; and

•	the absence of any order, injunction, decree or regulation issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the distribution.

In addition, we have the right not to complete the distribution if, at any time, our board of directors determines, in their sole discretion, that the distribution is not in the best interest of us or our stockholders, or if the distribution has not occurred by December 31, 2005.

Pursuant to the Master Separation and Distribution Agreement, we and eCOST agree to cooperate to accomplish the distribution and, at our direction, to promptly take any and all actions necessary or desirable to effect the distribution.

Mutual Release of Pre-Offering Claims. The agreement provides for a full release and discharge of all liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the offering, between or among eCOST or any of eCOST’s subsidiaries or affiliates, on the one hand, and us or any of our subsidiaries or affiliates other than eCOST, on the other hand, except as expressly set forth in the agreement. The liabilities released or discharged include liabilities arising under any contractual agreements or arrangements existing or alleged to exist between or among any such members on or before the offering. This provision will not impair a party from enforcing the Master Separation and Distribution Agreement or any ancillary agreement related thereto.

Neither we nor eCOST release the other for:

•	any liability assumed, transferred, assigned or allocated to the other company under any agreement between us and eCOST relating to the separation, including the Master Separation and Distribution Agreement and any ancillary agreement;

•	any liability for the sale, lease, construction or receipt of goods, property or services purchased, obtained or used in the ordinary course of business between us and eCOST prior to the completion of the offering;

•	any liability for unpaid amounts for products, services or refunds owing on products or services due on a value-received basis for work done by either company at the request or on behalf of the other company;

•	any liability that we or eCOST may have regarding indemnification or contribution under the Master Separation and Distribution Agreement for claims brought against the other company by third persons;

•	in our case, the capital contribution due to eCOST in the amount of $2.5 million; or

•	generally, any liability where its release would result in the release of anyone other than someone released under the Master Separation and Distribution Agreement.

Annual Statements and Accounting. eCOST agreed that, for so long as we are required to consolidate eCOST’s results of operations and financial position or account for our investment in eCOST using the equity method of accounting, eCOST will use its best efforts to enable eCOST’s independent auditors to complete their audit of eCOST’s financial statements in a timely manner so as to permit timely filing of our financial statements. eCOST also agreed that it will maintain disclosure controls and procedures and internal controls over financial reporting as required under applicable law. eCOST agreed to provide to us and our independent auditors all information required for us to meet our schedule for the filing and distribution of our financial statements and to make available to us and our independent auditors all documents necessary for the annual audit of eCOST as well as access to the responsible eCOST personnel so that eCOST and its independent auditors may conduct their audits relating to eCOST’s financial statements. eCOST also agreed to adhere to certain of our specified accounting policies and to notify and consult with us regarding any changes to eCOST’s accounting principles and estimates used in the preparation of eCOST’s financial statements, and any deficiencies in, or violations of law in connection with, eCOST’s internal controls over financial reporting.

Indemnification. Under the Master Separation and Distribution Agreement, eCOST is required to indemnify us and our representatives and affiliates from all losses suffered by us or our representatives or affiliates arising out of or related to any of the following:

•	eCOST’s failure to pay, perform or discharge in due course any of eCOST’s liabilities;

•	eCOST’s business or liabilities related to eCOST’s business;

•	eCOST’s failure to comply with the terms of the Master Separation and Distribution Agreement or any of the ancillary agreements related thereto; or

•	any untrue statement of a material fact or material omission in the prospectus or any similar documents relating to the offering or the distribution.

We are required to indemnify eCOST and eCOST’s representatives and affiliates from any and all losses suffered by eCOST or eCOST’s representatives or affiliates arising out of or related to any of the following:

•	our failure to pay, perform or discharge in due course our liabilities that are not assumed by eCOST in connection with the distribution or eCOST’s separation from us;

•	the operation of our business or liabilities relating to our business, other than eCOST’s business; or

•	our failure to comply with the terms of the Master Separation and Distribution Agreement or any of the other agreements between us and eCOST entered into in connection with the separation and the distribution.

Any indemnification rights under the foregoing provisions are subject to any limitations of liability contained in any ancillary agreement relating to the separation or the distribution or any ongoing relationship between eCOST and us or our affiliates. Any rights to indemnification for tax liabilities will be governed solely by the Tax Allocation and Indemnification Agreement, and other rights to indemnification contained in the ancillary agreements will be governed by those agreements. All indemnification amounts will be reduced by any insurance proceeds and other offsetting amounts recovered by the party entitled to indemnification, and no party will be liable to any other party for incidental, punitive or any other special damages other than as a reimbursement for damages of this nature paid to an unrelated party.

Access to Information. Under the Master Separation and Distribution Agreement, we and eCOST are each obligated to provide each other access to information as follows:

•	subject to applicable confidentiality obligations and other restrictions, we and eCOST will give each other any information within each other’s possession that the requesting party reasonably needs to comply with requirements imposed on the requesting party by a governmental authority, for use in any proceeding or to satisfy audit, accounting or similar requirements, or to comply with our respective obligations under the Master Separation and Distribution Agreement or any ancillary agreement;

•	for so long as we are required to consolidate eCOST’s results of operations and financial position or account for our investment in eCOST using the equity method of accounting, eCOST will provide to us, at no charge, all financial and other data and information that we determine is necessary or advisable in order to prepare our financial statements and reports or filings with any governmental authority, including copies of all quarterly and annual financial information and other reports and documents eCOST intends to file with the Securities and Exchange Commission prior to such filings (as well as final copies upon filing), and copies of eCOST’s budgets and financial projections;

•	eCOST will consult with us regarding the timing and content of eCOST’s earnings releases and cooperate fully (and cause eCOST’s independent auditors to cooperate fully) with us in connection with any of its public filings;

•	we and eCOST will use reasonable efforts to make available to each other’s past and present directors, officers, other employees and agents as witnesses in any legal, administrative or other proceedings in which the other party may become involved;

•	the company providing information, consultant or witness services under the Master Separation and Distribution Agreement will be entitled to reimbursement from the other for reasonable expenses incurred in providing this assistance;

•	eCOST will have access to documents and objects relating to eCOST’s business that are contained within our records; and

•	we and eCOST will each agree to hold in strict confidence all information concerning or belonging to the other party.

Termination. The Master Separation and Distribution Agreement may be terminated by the mutual consent of us and eCOST.

Expenses. In general, we and eCOST are each responsible for our own costs (including all associated third-party costs) incurred in connection with the transactions contemplated by the Master Separation and Distribution Agreement. However, eCOST agreed to pay all costs and expenses relating to the offering, including the underwriting discounts and all financial, legal, accounting and other expenses. Each party will bear its own costs (including all associated third-party costs) and expenses relating to the distribution.

Tax Allocation and Indemnification Agreement

The Tax Allocation and Indemnification Agreement governs the respective rights, responsibilities, and obligations of us and eCOST with respect to tax liabilities and benefits, tax attributes, tax contests and other matters regarding income taxes, non-income taxes and related tax returns.

In general, under the Tax Allocation and Indemnification Agreement:

•	We are responsible for any U.S. federal, state or local income taxes that are determined on a consolidated, combined or unitary basis on a return that includes us (and/or one or more of our subsidiaries), on the one hand, and eCOST (and/or one or more of its subsidiaries), on the other hand. However, in the event that eCOST or one of its subsidiaries are included in such a return for a period (or portion thereof) beginning after the date of the offering, eCOST is responsible for its portion of the income tax liability in respect of the period as if eCOST and its subsidiaries had filed a separate tax return that included only eCOST and its subsidiaries for that period (or portion thereof);

•	We are responsible for any U.S. federal, state or local income taxes due with respect to returns that include only us and/or our subsidiaries (excluding eCOST and its subsidiaries), and eCOST is responsible for any U.S. federal, state or local income taxes due with respect to returns that include only eCOST and/or its subsidiaries;

•	We are responsible for any foreign income taxes of us and our subsidiaries (excluding eCOST and its subsidiaries), and eCOST is responsible for any foreign income taxes of eCOST and its subsidiaries; and

•	We are responsible for any non-income taxes attributable to our own business for any period. eCOST is responsible for any non-income taxes attributable to its own business for any period.

We are primarily responsible for preparing and filing any tax return with respect to our affiliated group for U.S. federal income tax purposes and with respect to any consolidated, combined or unitary group for U.S. state or local income tax purposes that includes us or any of our subsidiaries. eCOST generally will be responsible for preparing and filing any tax returns that include only eCOST and its subsidiaries for periods beginning after the offering. As a result of eCOST being included our consolidated federal income tax return until completion of the proposed spin-off, losses incurred by eCOST prior to the spin-off will be reduced by any profits of our group for the year in which the spin-off occurs. Any remaining unused operating loss allocable to eCOST under federal tax law will carry forward to eCOST’s separate federal income tax returns, and will be available to offset its operating profits earned as a stand-alone company. Under the Tax Allocation and Indemnification Agreement, eCOST will not be allocated any remaining unused operating loss under state or local law unless required under applicable state or local law.

eCOST generally has exclusive authority to control tax contests with respect to tax returns that include only eCOST and its subsidiaries. We generally have exclusive authority to control tax contests related to any tax returns of our affiliated group for U.S. federal income tax purposes and with respect to any consolidated, combined or unitary group for U.S. state or local income tax purposes that includes us or any of our subsidiaries. Disputes arising between us and eCOST relating to matters covered by the Tax Allocation and Indemnification Agreement are subject to resolution as described in more detail in the agreement.

The Tax Allocation and Indemnification Agreement assigns responsibilities for administrative matters, such as the filing of returns, payment of taxes due, retention of records and conduct of audits, examinations or similar proceedings. In addition, the agreement provides for cooperation and information sharing with respect to tax matters. Finally, the Tax Allocation and Indemnification Agreement provides that all tax refunds for periods in which eCOST is included in our consolidated, combined or unitary group shall be paid to us, including tax refunds attributable to taxes which eCOST initially paid.

Preservation of the Tax-Free Status of the Distribution. We and eCOST intend that our contribution of assets to eCOST and the distribution, taken together, will qualify as a reorganization pursuant to which no gain or loss is recognized by us or our stockholders for federal income tax purposes under Sections 355, 368(a)(1)(D) and related provisions of the Internal Revenue Code. We intend to seek an opinion from our tax counsel to such effect. In either case, eCOST is required to make certain representations regarding eCOST and its business, and we are required to make certain representations regarding us and our business.

eCOST also agreed to certain restrictions for a three year period after the distribution that are intended to preserve the tax-free status of the contribution and the distribution.

eCOST may take a certain action or certain actions otherwise prohibited by these covenants if, prior to taking any such action, eCOST has obtained (and provided to us) a written opinion of tax counsel reasonably acceptable to us, or a ruling from the Internal Revenue Service, that such action or actions would not jeopardize the tax-free status of the contribution and the distribution. These covenants include restrictions on eCOST’s ability to:

•	engage in certain stock issuance transactions that, when combined with the shares issued in the offering, comprise 40% of its stock;

•	merge or consolidate with another corporation;

•	liquidate or partially liquidate;

•	sell or transfer all or substantially all of its assets;

•	redeem or repurchase its stock (except in certain limited circumstances); or

•	take any other action which could reasonably be expected to cause Section 355(e) to apply to the distribution.

Indemnification for Tax Liability. eCOST agreed to indemnify us and our affiliates against any and all tax-related liabilities incurred by us or our affiliates that relate to the contribution and the distribution to the extent caused by eCOST’s act or failure to act after the distribution, or as a result of its breach of a representation or a covenant relating to an act or an omission by eCOST that occurs after the distribution, in a manner that causes the distribution to fail to qualify under Section 355 of the Internal Revenue Code or from the application of Section 355(e) of the Internal Revenue Code. We and our affiliates agreed to indemnify eCOST against any and all tax-related liabilities incurred by eCOST that relate to the contribution and the distribution to the extent caused by our or our affiliates’ actions or failure to act before or after the distribution, or as a result of our or our affiliates’ breach of a representation or a covenant in a manner that causes the contribution and the distribution, taken together, to fail to qualify as a reorganization under Sections 355, 368(a)(1)(D) and related provisions of the code of the Internal Revenue Code or from the application of Section 355(e) of the Internal Revenue Code. These liabilities include the substantial tax-related liability that would result if the contribution and the distribution failed to qualify as a tax-free reorganization in which all members of our consolidated, unitary or combined group would have joint and several liability. This indemnification applies even if we have permitted eCOST to take an action that would otherwise have been prohibited under the tax-related covenants described above.

In addition, eCOST has agreed not take any action that could reasonably be expected to jeopardize our “tax control” of eCOST prior to the distribution. “Tax control” generally means our possession of 80% of eCOST’s voting stock and 80% of eCOST’s other classes of stock, and tax control must be maintained by us in order for the distribution to qualify a reorganization as described above. Without limiting the foregoing, eCOST has also agreed that on or before the distribution, eCOST will not issue or grant any shares of its common stock or any rights, warrants, options or other securities to purchase or acquire (whether upon conversion, exchange or otherwise) any shares of its common stock, except for grants of stock options to its employees or directors that by their terms cannot be exercised until after the earlier of the distribution or eighteen months following the offering.

Employee Benefit Matters Agreement

The Employee Benefit Matters Agreement allocates to eCOST some of the assets, liabilities and responsibilities relating to its current and former employees. The agreement also provides for eCOST’s employees’ continued participation in some of the benefit plans that we currently sponsor. Under the agreement, eCOST assumed and agreed to pay, perform and fulfill all obligations relating to its employees arising out of their present or future employment with eCOST and their prior employment with us relating to the eCOST business.

Under the agreement, all of eCOST’s employees will continue to participate in our sponsored benefit plans, such as the pension and retirement plan, health benefit program and group insurance plan, on terms comparable to those for our employees, until the earlier of the distribution or such time as eCOST establishes its own benefit plans for its employees. However, we retain the right to terminate eCOST’s participation in the health benefit program and group insurance plan with 90 days’ advance notice.

Once eCOST establishes its own benefits plans, eCOST may modify or terminate each plan in accordance with the terms of that plan and eCOST’s policies. None of eCOST’s benefit plans will provide benefits that overlap benefits provided by our corresponding benefit plan, if any. Each of eCOST’s benefit plans will provide that all service, compensation and other benefit determinations that were recognized under our corresponding benefit plan will be taken into account under eCOST’s benefit plans. Generally, following the distribution, we will cease to have any continuing liability or obligation to eCOST’s current employees and their beneficiaries under any of our benefit plans, programs or practices.

Pursuant to the Employee Benefit Matters Agreement, all options to purchase our common stock that are outstanding on the record date for the distribution and that have not been exercised prior to the distribution date will be converted into two stock options: (1) an option to purchase the number of previously unexercised PC Mall stock options as of the record date, and (2) an option to purchase a number of shares of eCOST common stock equal to the number of previously unexercised PC Mall stock options times a fraction, the numerator of which is the total number of shares of eCOST common stock distributed to our stockholders in the distribution and the denominator of which is the total number of shares of PC Mall common stock outstanding on the record date for the distribution. Any outstanding warrants to purchase our common stock will be similarly adjusted under the terms of the Master Separation and Distribution Agreement.

We and eCOST also agreed that, without the other’s consent, for a period of two years following the offering, neither party nor its affiliates will solicit or hire any employee of the other party who was employed by the other party or its affiliates within six months prior to such solicitation or hiring.

Registration Rights Agreement with eCOST

We entered into a Registration Rights Agreement with eCOST which grants us the right, in certain circumstances, to require registration of shares of eCOST common stock that are held by us. The registration rights granted to us under the agreement terminate upon the consummation of the distribution.

Demand Registration. We may request five demand registrations under the Securities Act of all or any portion of eCOST shares covered by the agreement, and eCOST is obligated to register such shares as requested by us. However, we may not make a request for registration until 181 days following the closing of the offering. eCOST is not required to undertake a demand registration within 90 days of the effective date of a registration statement filed by eCOST under the Securities Act covering an underwritten public offering of its securities. In addition, eCOST has the right to postpone the filing or effectiveness of any demand registration for up to 60 days in the aggregate during any 12-month period if eCOST determines in good faith that such registration may interfere with or adversely affect the negotiation or completion of a proposed transaction or would involve initial or continuing disclosure obligations that may not be in the best interest of eCOST’s stockholders. Further, the demand registration rights will not apply if, in the opinion of eCOST’s counsel, such registration would jeopardize the tax-free status of the distribution.

Piggy-Back Registration Rights. If eCOST at any time intends to file on its behalf or on behalf of any of its other security holders a registration statement in connection with a public offering of any of its securities on a form and in a manner that would permit the registration for offer and sale of eCOST common stock held by us, we have the right to include our shares of eCOST common stock in that offering. However, the piggy-back registration rights will not apply if, in the opinion of eCOST’s counsel, such registration would jeopardize the tax-free status of the distribution.

Registration Expenses. We are responsible for all of the costs and expenses associated with any demand registration. eCOST is responsible for all of the costs and expenses for any piggyback registration, excluding costs and expenses for underwriting discounts, selling commissions and transfer taxes applicable to the sale of the securities and any legal fees and expenses of our counsel or our other advisers, which will be our responsibility.

Termination. The rights under the agreement terminate upon the earliest to occur of:

•	the distribution;

•	such time as the registrable shares have been sold;

•	such time as the registrable shares have been registered under the Securities Act for a period of at least 90 days; or

•	such time as eCOST receives an opinion of counsel that the registrable shares may be sold by the holder without registration under the Securities Act and without restriction as to the quantity and manner of such sales.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit	Description

10.56	Master Separation and Distribution Agreement between PC Mall, Inc. and eCOST.com, Inc. dated September 1, 2004

10.57	Tax Allocation and Indemnification Agreement between PC Mall, Inc. and eCOST.com, Inc. dated September 1, 2004

10.58	Employee Benefit Matters Agreement between PC Mall, Inc. and eCOST.com, Inc. dated September 1, 2004

10.59	Registration Rights Agreement between PC Mall, Inc. and eCOST.com, Inc. dated September 1, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC MALL, INC.

Date:	September 7, 2004	By:	/s/ TED SANDERS
Ted Sanders
Chief Financial Officer

Index to Exhibits

Exhibit	Description

10.56	Master Separation and Distribution Agreement between PC Mall, Inc. and eCOST.com, Inc. dated September 1, 2004

10.57	Tax Allocation and Indemnification Agreement between PC Mall, Inc. and eCOST.com, Inc. dated September 1, 2004

10.58	Employee Benefit Matters Agreement between PC Mall, Inc. and eCOST.com, Inc. dated September 1, 2004

10.59	Registration Rights Agreement between PC Mall, Inc. and eCOST.com, Inc. dated September 1, 2004.